EXHIBIT 16


                  Resignation of Thompson, Greenspon & Co. P.C.


                         Thompson, Greenspon & Co. P.C.
                          Certified Public Accountants
                               3930 Walnut Street
                            Fairfax, Virginia 22030
                                 (703) 385-8888
                                 (703) 385-3940


August 12, 2003

John G. Perry, President
Reva, Inc.
127 East Davis Street
Culpeper, VA  22701

Dear Mr. Perry:

This is to confirm that the client-auditor relationship between Reva, Inc. (Commission File Number 000-26235) and Thompson, Greenspon & Co., P.C. has ceased.

Sincerely,


/s/ Thompson, Greenspon & Co., P.C.
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Thompson, Greenspon & Co., P.C.